                                                                     EXHIBIT 3.1

                                  State of Utah
                           Department of Corporations
                  Division of Corporations and Commercial Code

I hereby certify that the foregoing has been filed and approved on the 10th day December, 1999 in the office of this Division and hereby issue this Certificate thereof.

Examiner /s/ BS         Date 12/13/99

[SEAL]   /s/ LORENA R. RIFFO
         -------------------
         Division Director


                              ARTICLES OF AMENDMENT
                                       OF
                        INLAND ENTERTAINMENT CORPORATION


To the Division of Corporations and Commercial Code
State of Utah

        Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment:

        1. The name of the Corporation is Inland Entertainment Corporation.

        2. Article I of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

        "The name of the corporation is Venture Catalyst Incorporated."

        3. The date of adoption of the aforesaid amendment was December 10, 1999.

        4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved are as follows:

                a. Designation of voting group: Common Stock, par value $.001 per share

                b. Number of outstanding shares of voting group: 4,760,786

                c. Number of shares of voting group entitled to vote on the amendment: 4,760,786

                d. Number of shares of voting group indisputably represented at the meeting: 4,269,838

        5. The total number of votes cast for and against the said amendment by the voting group entitled to vote on the said amendment is as follows:

                a. Designation of voting group: Common Stock, par value $.001 per share

                b. Number of votes of voting group cast for the amendment:
                   4,254,813

                c. Number of votes of voting group cast against the amendment:
                   4,960

                d. Number of votes of voting group abstaining from voting: 1,065

        6. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

Executed on December 10, 1999


                                            Inland Entertainment Corporation


                                            By: /s/  L. DONALD SPEER, II
                                               ---------------------------------
                                               L. Donald Speer II,
                                               Chief Executive Officer and
                                                 President




                                       -2-